Exhibit 99.1

CONTACT:	William George
Chief Financial Officer
	713-830-9600	777 Post Oak Blvd, Suite 500
Houston, Texas 77056
713-830-9600
Fax: 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER RESULTS

— Strong First Quarter Results —

Houston, TX — April 30, 2009 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $6,942,000 or $0.18 per diluted share, for the quarter ended March 31, 2009, as compared to net income of $8,241,000 or $0.20 per diluted share, in the first quarter of 2008.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Our operations continued to be strong during the first quarter although below the remarkable results we posted during the first quarter of 2008.  Notably, more than half of the decline in net income results from a decrease in interest earned on cash balances as a result of the current interest rate environment.  Margins remained at high levels as we continued our focus on execution and cost control.”

The Company reported revenues of $281,290,000 in the current quarter, as compared to $295,705,000 in 2008.  Following a very strong fourth quarter cash flow, the Company reported negative free cash flow of $5,630,000 in the current quarter, which was funded entirely by existing cash balances.  Backlog as of March 31, 2009 was $716,853,000, compared to $752,372,000 as of December 31, 2008.  Backlog as of March 31, 2008 was $811,255,000.

Mr. Murdy continued, “Our absolute backlog levels continue to be high by historic standards, however, we experienced a modest decrease in backlog from the prior quarter.  The year over year decrease in backlog included the effect of our purposeful decrease in multi-family work.  We had $108 million in cash as of March 31, 2009, and we continue to expect good cash performance as the year progresses.  Our balance sheet, operational strength, and our exceptional work force give us confidence that we will weather industry headwinds and can ultimately employ our strength and flexibility to capitalize on growth opportunities.”

Bill Murdy concluded, “We continue to expect weakness in our markets to develop throughout 2009, and we remain committed to execution, cash discipline and cost control.  Overall, despite industry challenges we continue to expect solid profitability and positive cash flow in 2009.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, May 1, 2009 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4216 and enter 43984442 as the passcode.  Participants may pre-register for the call at
https://www.theconferencingservice.com/prereg/key.process?key=PFE8JDH39.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, May 8, 2009 by calling 1-888-286-8010 with the conference passcode of 32260417, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 74 locations in 67 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, difficulty in obtaining or increased costs associated with bonding and insurance, shortages of labor and specialty building materials, retention of key management, our backlog failing to translate into actual revenue or profits, errors in our percentage-of-completion method of accounting, the result of competition in our markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  These forward-looking statements speak only as of the date of this filing.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2009	%	2008	%
Revenues	$281,290	100.0%	$295,705	100.0%
Cost of services	226,088	80.4%	242,285	81.9%
Gross profit	55,202	19.6%	53,420	18.1%

SG&A	43,489	15.5%	40,640	13.7%
Gain on sale of assets	(2)	—	(30)	—
Operating income	11,715	4.2%	12,810	4.3%

Interest (expense) income, net	(110)	—	678	0.2%
Other (expense) income, net	(7)	—	106	—
Income before income taxes	11,598	4.1%	13,594	4.6%
Income tax expense	4,656		5,353
Net income	$6,942	2.5%	$8,241	2.8%

Income per share:
Basic	$0.18		$0.21
Diluted	$0.18		$0.20

Shares used in computing income per share:
Basic	38,279		39,839
Diluted	38,687		40,484

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended
	March 31,
	2009	%	2008	%
Net income	$6,942		$8,241
Income taxes	4,656		5,353
Other (income) expense, net	7		(106)
Interest (income) expense, net	110		(678)
Gain on sale of assets	(2)		(30)
Depreciation and amortization	3,278		2,540
Adjusted EBITDA	$14,991	5.3%	$15,320	5.2%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding income taxes, other expense (income), net, interest (expense) income, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)

Cash and cash equivalents	$108,149	$117,015
Accounts receivable, net	247,305	267,498
Costs and estimated earnings in excess of billings	17,613	19,223
Other current assets	40,865	41,195
Total current assets	413,932	444,931
Property, plant and equipment, net	35,153	35,908
Goodwill	94,605	90,940
Identifiable intangible assets, net	15,459	16,281
Other noncurrent assets	9,257	10,432
Total assets	$568,406	$598,492

Current maturities of long-term debt	$—	$—
Current maturities of notes to former owners	1,018	1,336
Accounts payable	80,310	98,400
Billings in excess of costs and estimated earnings	88,072	97,510
Other current liabilities	94,465	101,139
Total current liabilities	263,865	298,385
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	8,639	9,363
Other long-term liabilities	4,628	4,273
Total liabilities	277,132	312,021
Total stockholders’ equity	291,274	286,471
Total liabilities and stockholders’ equity	$568,406	$598,492

Selected Cash Flow Data (in thousands):

	Three Months Ended
	March 31,
	(unaudited)
	2009	2008
Cash provided by (used in)
Operating activities	$(3,933)	$(1,046)
Investing activities	$(435)	$(44,305)
Financing activities	$(4,498)	$(5,644)

Free cash flow:
Cash from operating activities	$(3,933)	$(1,046)
Purchases of property and equipment	(1,772)	(2,752)
Proceeds from sales of property and equipment	75	80

Free cash flow	$(5,630)	$(3,718)

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses, less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.